Exhibit 10.13

                             DISTRIBUTION AGREEMENT


                  This Agreement, dated October 1, 1995 between

                                 HIS Software AG
                                  Binzstrasse 7
                                   8045 Zurich
                                   Switzerland

                             (hereafter called HIS),


                                       and


                                   RAXCO INC.
                       2440 Research Boulevard, Suite 200
                               Rockville, MD 20850
                                      U S A

                            (hereafter called "REP")


  set forth the terms and conditions by which REP is authorized to market. sell and support specific Products in a
                               specific Territory.


DECLARATIONS:

HIS agrees to develop and maintain the Products to the best of its abilities and to respond as quickly as possible to the requests and needs of REP.

REP agrees to use reasonable commercial efforts to distribute Products and service to its customers and potential customers in a professional manner.

REP does not have the right to sublicense Products or in any way allow any company to pay fees to REP for use of the Products without the express written consent of HIS.

REP does not have any equity interest in HIS, its products, or ownership of the right to Distribute Products.


DEFINITIONS:

Products:     Proprietary  computer software programs and related  documentation owned by HIS and specified in Schedule A.

Territory.    REP is  allowed  to  sublicense  to  the  companies  mentioned  in
              Schedule B to market sell and support Products in the specified countries.

Distribute:   Market, sell and support Products in the Territory.

Commissions:  Percentage of sales and maintenance  fees kept by REP as specified in Schedule C.

Price         List: Product prices are specified in Schedule D

Quotas: Minimum sales and maintenance revenue levels that must be achieved by REP as specified in Schedule E.

Licenses:     HIS approved  documents that REP customers must complete to lease, rent or evaluate Products including but not limited to a Permanent
              License,  Annual Lease,  Monthly  Rental,  Limited  License,  Site
              License.


1.        TERM

A. HIS grants REP a non-exclusive, nontransferable, non-assignable authorization to license specified Products in the Territory. The foregoing notwithstanding, the rights and obligations may be kept/transferred by REP as a result of any corporate reorganization or restructuring.

B. The term of this Agreement starts on October 1, 1995 and ends on December 31, 1996. It can only be extended upon the written consent of both parties.

C. This Agreement may be terminated immediately by either party through written notice to the last known place of business for any material breach of this Agreement by other party if such breach occurs prior to the first anniversary of this Agreement and has not been cured within thirty days after receipt of written notice of such breach.

D. This Agreement may be terminated by either party upon 90 days written notice to the other party for a material breach of this Agreement after the first anniversary , if such a breach has not been cured within thirty days after receipt of written notice of such breach.


2.        LICENSING

A. REP may use the form of License Agreement attached as Schedule F-1 (shrink-wrap) to license the Products in North America. All other customers of Products must sign a HIS approved License Agreement. An approved License Agreement is enclosed as Schedule F-2. License Agreements which contain non-standard technical issues must be signed by a Raxco and a HIS officer to be considered valid.

B. Each License Agreement shall be completely readable and shall contain the correct data on Products, pricing and customers information.

C. REP agrees that all License Agreements for Products are the property of HIS. REP agrees to provide HIS with one signed copy of all signed original License Agreements and with identification of the customer and products covered by each shrink-wrap agreement. REP may not disclose sell or transfer these License Agreements to any other entity.

D. REP may not sublicense or distribute Products without the express written consent of HIS through others then those mentioned in Schedule B.


3.        PAYMENTS

A. REP will remit HIS's portion of moneys received from customers of Products to HIS within thirty days of the end of the calendar month in which such funds are received. Failure to do so is a material breach of this Agreement.

B. REP will pay a 10% late fee per month or portion of month on any payments not transferred by REP to HIS with the end of the calendar month in which such funds are received.

C. REP must pay all bank and transfer fees associated with the remitting of money to HIS.

D.        Payments shall be made in local currencies.


4.        CONFIDENTIAL INFORMATION

A. REP agrees that Products are proprietary of HIS and contain trade secrets of HIS. REP agrees to protect Products and confidential information in its possession in the same manner as REP protects its own confidential information and trade secrets but in no way should protection be less than the general accepted standards for protecting confidential information.

B. REP agrees to notify its employees, contractors and sub-distributors that Products are proprietary to HIS and contain trade secrets of HIS.

C. Both parties agree not to disclose or cause to be disclosed, any confidential information or proprietary information of the other party.

D. Both parties agree that during the term of this agreement, and for one year afterwards, they won't cowork (hire or do business in any kind of cooperation) out of the scope of this agreement with employees or affiliates of the other party, neither through their own operation nor through any of their affiliates without prior consent of the other party.


5.        INDEMNITY

A. REP agrees to indemnify HIS from any and all claims. liability, losses, costs, expenses, fees, damages, attorney fees or any other settlements incurred by HIS arising out of the performance of REP's undertakings pursuant to this agreement.

B. HIS agrees to indemnify REP from any and all claims, liabilities, losses, costs, expenses, fees, damages, attorney fees or any other settlements incurred by REP arising out of HIS's undertakings pursuant to this agreement, including specifically any claim of patent, copyright, trademark, trade secret or any other proprietary right of any third party. REP will notify HIS of any such claim and cooperate in the investigation and defense of the claim. This notification to HIS will take place within 30 days after REP has received written notice of such a claim.

C. Neither HIS nor REP will be liable for any lost profit, goodwill, indirect, special or consequential damages of the other party.


6.        HIS PROVIDES

A.        HIS will provide REP with:

          1.  Executable version master tape/diskette/CD for each HIS Product.
          2. Updates corrections and enhancements to Products as they become generally available.

          3. Approved HIS License Agreement and License Schedule that can be translated into the local language.
          4. The necessary, amounts of technical support via telephone from its office in Zurich, Switzerland, from 9 am to 5 p.m. local time. On the request of HIS, REP sends printouts, dumps, traces, etc.

B. HIS warrants that the Products will operate in substantial accordance with the Products documentation and that the Products do not infringe any patent, copyright, trademark or trade secret or other proprietary right of any other third party.

C. HIS agrees to make all reasonable efforts to quickly correct any and all errors or defects REP submits to HIS in writing and after duplication of the error or defect by HIS personnel.

D. HIS will deliver to REP two copies of all documentation for the Products to each country mentioned in Schedule B at no charge for each major new release of the Products. Any other copies requested by REP must be paid by REP at HIS's costs plus shipping charges.


7.        REP PROVIDES

A. As REP deems necessary REP will supply its own marketing and sales materials at REP expense that are the same or better quality than HIS material. REP may purchase HIS materials at HIS's cost price plus shipping charges.

B. REP will provide Advertising, Public Relations, Direct Mail and other Marketing efforts for Products in the Territory of professional quality and appearance.

C. REP will pay all its own expenses for marketing, sales and support material.

D. REP will reproduce HIS Product tapes/diskettes/CDs/documentation for customers and prospective customers at REP expense.

E. REP will provide first level technical support to customers and prospective customers of Products including installation assistance, quality assurance of copies of Product tapes/diskettes/CDs, determining customers problems and applying corrections, informing HIS of Product errors and deficiencies, taking dumps and traces as specified by HIS personnel and training customers personnel in the use of the Products.

F. REP will not remove or alter HIS copyrights, tradenames and trademarks on any and all materials, packaging and documentation for the Products without HIS's prior written consent.

G. REP will pay all taxes, duties, bank transfers charges or any other fees associated with the licensing of the Products.

H. REP will maintain complete and accurate records of all licenses and fees for Products and send HIS customer names, addresses, contracts and other important information. HIS may, audit those records in REP offices upon 14 days written notice.

I. REP agrees not to charge any additional fees, charges, etc. in connection with licensing and support of Products although REP may charge separately for training, consulting or 24-hour-support. REP shall not discount the Product from the then current Price List in effect. Discounts for bundling more than one HIS Product together or HIS Products together with REP's own products or for special marketing promotions must stay in the limit of 20% of the original price schedule. When bundling, the discount for HIS's Products may not be greater than the ones for REP's own products. All divergent price offers have to be agreed upon by HIS in advance by writing.

J.        REP agrees to do business in a professional and ethical manner.

K REP will provide HIS by the twentieth day of every month a summary of all sales results for the previous month (including company names), a summary of all fees collected and information on quantity and name of Products licensed. REP will provide HIS by the twentieth of every month a forecast of trials and licenses expected in the next ninety days, including company, names.

L. REP agrees to send it least one of their (Agent-)personnel to the HIS office in Zurich for annual training on the Products at REP's expense. There will be no charge for this annual training. HIS agrees to conduct this training at REP's offices at a central location, if there are at least six people to be trained together. Expenses will then be shared: Training to the point of training at HIS's expenses, local accommodation at REP's expenses.

8.        TERMINATION

A. Either party can terminate this Agreement upon thirty days written notice to the other party as consequence of a material breach in this agreement if such breach is not corrected within thirty days after the other party has received such notice.

B.        REP can terminate this Agreement upon ninety days written notice.

C. This Agreement can be terminated upon ninety days written notice by HIS, if REP fails to meet Quotas as specified in Schedule E. This Agreement can be terminated immediately if either party ceases to do business on a regular basis is declared bankrupt or insolvent. HIS can also immediately terminate this agreement if REP will get a new owner which is a competitor to HIS or in any way related to a competitor. If REP fails to meet its quota this will be regarded as a breach to this agreement.

D.        Upon termination REP agrees to:

          1. Return any and all information and materials relating to HIS or Products to the last known address of HIS and notify HIS that REP does not have any proprietary of confidential information in its possession.
          2.  Immediately transfer to HIS all outstanding moneys owned to HIS.
          3. Immediately cease to represent, license, support or collect moneys for product.

E. HIS shall reimburse REP for any materials so returned if the materials had been previously purchased and paid for by REP and in HIS's sole judgment the materials are current and returned in reusable condition. REP shall take actions necessary to terminate its listing as a distributor of HIS in any professional directories and to cancel or not renew any continuing advertising, such as signage, yellow pages advertising.

F. Following termination of this Agreement for any reason whatsoever, REP shall continue to make all reasonable efforts to collect any license fees or royalties or other amounts due with respect to sublicenses of Listed Products or sales of publications or Seminaries effected prior to such termination and to remit the appropriate portion of all funds collected with respect thereto to HIS.

G.        Upon termination HIS will pick up all contractual support obligations.


9.        NEW PRODUCTS

          New products of HIS shall be offered at first to REP for licensing in Schedule B stipulated territories.

10.       CHOICE OF JURISDICTION AND CHOICE OF LAW

A. Any disputes between parties emanating from this contract or being connected therewith, direct or indirect, shall be judged by the competent judge according to the normal standards of competency of Zurich, Switzerland.

B.        Only the Swiss law shall be applicable to this contract.



In witness whereof, the Parties have caused this Agreement to be duly executed on their behalf effective from the date set forth above.

Accepted by RAXCO INC.                      Accepted by HIS Software AG
Rockville, November 29, 1995                Zurich, November 29, 1995

/s/ Robert E. Nolan                         /s/ Jules Marilus
-----------------------------               ---------------------------------
Vice President                              Director

Schedule A:       Products


VMS -Product Line

HIS Professional Series

X-UAFMaestro
X-UAFAdministrator
X-Queues
X-ProcessEYE
X-SuperPassword
X-Security (Module Report)
X-Remote
X-FDM
UAFMaestro
ProcessEYE

Accepted by RAXCO INC.                      Accepted by HIS Software AG
Rockville, November 29, 1995                Zurich, November 29, 1995

/s/ Robert E. Nolan                         /s/ Jules Marilus
-----------------------------               --------------------------
Vice President                              Director

Schedule B:       Marketing Territory


The companies where REP is authorized to give sublicenses to distribute the products are:

 U S A, Canada  through    RAXCO INC.
                           2440 Research Boulevard, Suite 200
                           Rockville, MD 20850
                           USA

 United Kingdom through    Raxco Ltd.
                           Centre Court
                           Meridian Business Park
                           Leicester, LE3 2WR
                           Great Britain

 Benelux  through          Raxco B. V.
                           Kaap Hoorndref 46
                           3563 AV Utrecht
                           The Netherlands

Accepted by RAXCO INC.                      Accepted by HIS Software AG
Rockville, November 29, 1995                Zurich, November 29, 1995

/s/ Robert E. Nolan                         /s/ Jules Marilus
-----------------------------               ----------------------------
Vice President                              Director

Schedule C:       Commissions


Definitions

Sales: License Fees for License Agreements including Permanent Licenses (first year maintenance included), Annual Leases, Monthly Rentals or Upgrades.
Maintenance:  Maintenance  Fees for second  and  subsequent  years on  Permanent
              Licenses and Upgrades.

Commission Schedules:
Schedule      1: REP will gain a 65% commission on all Sales and Maintenance.
Schedule      2: REP will gain a 60% commission on Sales and a 50% commission on
              Maintenance.

Flat          Amount:   The  amount  which  REP  has  to  pay   (independent  of
              commissions) for the right to go with Schedule 1.


Schedule 1 will be in effect for an initial period of 6 months (October 1,1995 till March 31, 1996). For the calculation all reported Sales till end of March 1996 will be considered.

REP has the option to vote for continuing Schedule 1 on April 1, 1996. The chosen option will be in effect for one year; for every subsequent year the same choice can be made on April 1 of the then current year. Should REP at the specified date not vote for Schedule 1, Schedule 2 will be automatically in effect.

Should REP select the option of Schedule 1 on April 1, 1996, a Flat Amount has to be paid to HIS in the first week of April 1996. This Flat Amount equals the amount of Sales during the first quarter of 1996. The Flat Amount shall be adjusted, on an agreement between both parties to smooth out single high sales during the said quarter. Should the calculated Flat Amount not be a minimum of $200,000, HIS reserves the right to deny the selection for Schedule 1. In that case the initial period will be prolonged till June 30, 1996 and the amount for the Flat Amount newly calculated, based on the sales in the second quarter of 1996.

In any subsequent year that REP selects for continuing with Schedule 1, the Flat Amount will be newly calculated based on the average Sales quarterly result in the preceding year. Should the new Flat Amount be higher than the previous one, the difference of the Flat Amount has to be paid to HIS in the first week of April of that year.

Should REP opt to switch from Schedule 1 to Schedule 2 in any subsequent year, the paid Flat Amount will be offset from there on against money due according to
Schedule 2 in the following months.



Accepted by RAXCO INC.                      Accepted by HIS Software AG
Rockville, November 29, 1995                Zurich, November 29, 1995

/s/ Robert E. Nolan                         /s/ Jules Marilus
-----------------------------               ----------------------------
Vice President                              Director

Schedule D:       Price List

Prices are according to specific pricelists for all countries. Variations from these prices shall be determined by mutual agreement between REP and HIS.

The pricelists will be added for USA, Canada, United Kingdom and the Benelux states not later than November 30, 1995.

For replacements of UIS-Manager with X-UAFMaestro special promotion prices (up to 50% on original pricelist) are granted by HIS till May 30, 1996. Maintenance prices on such replacements will be calculated on original prices.


Accepted by RAXCO INC.                      Accepted by HIS Software AG
Rockville, November 29, 1995                Zurich, November 29, 1995

/s/ Robert E. Nolan                         /s/ Jules Marilus
-----------------------------               ----------------------------
Vice President                              Director

Schedule E:       Quotas


Quotas (minimum sales levels) for the purposes of this Agreement shall be defined as the remittance by REP to HIS of revenue resulting from new sales, including License Fees for Annual Leases, Monthly Rentals, Permanent Licenses, Upgrades, and Annual Lease Fees for any License Agreement and License Schedule, but excluding Annual Maintenance and Extended Support fees.


Period:       October 1, 1995 until December 31, 1996

Quota amount: Will be mutually  agreed not later than by  December  15,
              1995



Period:       January 1, 1997 until December 31, 1997

Quota amount: Will be mutually  agreed not later than by September  30.
              1996



Accepted by RAXCO INC.                      Accepted by HIS Software AG
Rockville, November 29, 1995                Zurich, November 29, 1995

/s/ Robert E. Nolan                         /s/ Jules Marilus
----------------------------                --------------------------
Vice President                              Director

Schedule F:       Licenses


See the following pages for:

F-1:     Shrink-wrap Agreement

F-2:     HIS License Agreement




Accepted by RAXCO INC.                      Accepted by HIS Software AG
Rockville, November 29, 1995                Zurich, November 29, 1995

/s/ Robert E. Nolan                         /s/ Jules Marilus
-----------------------------               -----------------------
Vice President                              Director

                       Schedule F-1: Shrink-Wrap Agreement

                            NOTIFICATION OF COPYRIGHT

THESE COMPUTER SOFTWARE PRODUCT(S) (THE "SOFTWARE") AND ALL ACCOMPANYING DOCUMENTATION AND OTHER MATERIALS (TOGETHER, THE "PRODUCT(S)") ARE COPYRIGHT(C) 1944 BY RAXCO, INC. ("LICENSOR"). THE PRODUCT(S) ARE PROPRIETARY TO LICENSOR AND ARE PROTECTED BY COPYRIGHT AND TRADE SECRET LAWS AND INTERNATIONAL TREATY. YOUR RIGHT TO COPY AND USE THE PRODUCT(S) IS GOVERNED IN ALL RESPECTS BY THE FOLLOWING LICENSE AGREEMENT.

                           SOFTWARE LICENSE AGREEMENT

READ THIS AGREEMENT BEFORE BREAKING THE SEAL ON THE PRODUCT MEDIA. THIS AGREEMENT IS A LEGAL CONTRACT BETWEEN YOU (THE END USER) AND LICENSOR GOVERNING YOUR USE OF THE PRODUCT(S). BREAKING THE SEAL INDICATES YOUR ACCEPTANCE OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, RETURN THE COMPLETE PRODUCT(S), TOGETHER WITH THE UNOPENED DISTRIBUTION MEDIA, TO THE LICENSOR, DEALER OR RESELLER FROM WHOM YOU OBTAINED IT, WITHIN FIVE (5) DAYS AFTER THE LICENSE DATE FOR A FULL REFUND.

                                     LICENSE

1. LICENSOR grants you the right to install and use the Software on the Central Processing Unit(s) ("CPU(s)") identified on the purchase order or other documentation relating to this License Agreement. You may make only as many copies of the Software and accompanying materials as are necessary to install and use the Product(s) on such CPU(s). You may not install or use the Software on additional CPUs without first obtaining an additional license from Licensor.

2. You may not sell, transfer, sublicense, lend, rent or lease the Product(s) to third parties or allow third parties to use the PRODUCT(S) for any reason.

3. You may not decompile, disassemble, reverse engineer, copy, transfer, or otherwise use the Software other than as expressly permitted by this License Agreement.

4. LICENSOR warrants and supports the operation of the Software only with the hardware and operating software for which it was registered, as stated in the documentation. Use of the Software with hardware and/or operating software other than that for which it was designed is not supported by LICENSOR and voids the warranties set forth below.

5. Use of the Software in conjunction with any non-LICENSOR product which decompiles the Software or in any way creates a derivative or modified copy of the Software is not an authorized use. Such unauthorized use is not supported by LICENSOR and voids the warranties set forth below.

6. The terms of this License Agreement shall control and take precedence over any conflicting term of any prior agreement between Licensor and You or any purchase order by You.

                     LIMITED WARRANTY/LIMITATION OF REMEDIES

LICENSOR will replace, at no charge, defective media and product materials that are returned within 30 days of the original date of license. LICENSOR warrants, for a period of 30 days after the original date of license, that the Software will perform in substantial compliance with the written materials accompanying the software. If within 30 days of the original license, you report in writing a significant defect in the Software to the LICENSOR, and LICENSOR is unable to correct it within 30 days of the date you report the defect, you may return the Product(s), and LICENSOR will refund the license fee. You agree that the only remedy available to you will be a refund of the license fee of the Product(s).

THE FOREGOING WARRANTIES ARE IN LIEU OF OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCT(S). IN NO EVENT WILL LICENSOR OR ITS AUTHORIZED REPRESENTATIVES BE LIABLE TO YOU FOR DAMAGES, INCLUDING ANY LOSS OF PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF YOUR USE OF OR INABILITY TO USE THE SOFTWARE EVEN IF LICENSOR OR ITS AUTHORIZED REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSOR AND ITS AUTHORIZED REPRESENTATIVES WILL NOT BE LIABLE FOR ANY SUCH CLAIM BY ANY OTHER PARTY.

This limited warranty gives you specific legal rights. Some states provide other rights, and some states do not allow excluding or limiting implied warranties or limiting liability for incidental or consequential damages. As a result, the above limitations and/or exclusions may not apply to you. Some jurisdictions have statutory consumer provisions which may supersede this section of the Agreement.

                                     GENERAL

If any provision of this Agreement shall be unlawful, void or any reason unenforceable, then that provision shall be deemed severable from this Agreement and shall not affect the validity and enforceability of the remaining provisions of this Agreement. This Agreement is governed by the substantive laws of the State of Maryland, without regard to its rules governing conflicts of laws.

                        U.S. GOVERNMENT RESTRICTED RIGHTS

The Product(s) are provided with Restricted Rights. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable.

                  Schedule F-2: HIS Software License Agreement


IMPORTANT: BEFORE COMMENCING USING THE HIS PRODUCTS, CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS WHICH HAVE BEEN ACCEPTED BY YOUR COMPANY ("LICENSEE")

1. GRANT OF LICENSE. HIS Software AG ("HIS") hereby grants to Licensee ("You") and You accept a nonexclusive license ("License") to use the HIS Products delivered pursuant and subject to this Agreement. The HIS Products as identified in the applicable purchase order consists of (a) computer modules delivered in object code form only ("Programs"), (b) a user manual and related printed documentation ("Documentation"), and (c) any entitled updates ("Updates"). The Programs and Documentation (in EPS format) are delivered on magnetic disk(s) or tape(s) ("Media").

    You agree that You will not assign, sublicense or otherwise transfer Your right under this Agreement without the prior written consent of HIS, and any attempt to do so is void.

2. TERM. This Agreement is effective from the day HIS grants this License, and continues until terminated. HIS may terminate this License if You fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the HIS Products together with all copies in any form.

3. TITLE; CONFIDENTIALITY. You acknowledge that title and full ownership, trade secrets, copyright, patent rights to the HIS Products furnished under this Agreement remain with HIS, whether or not any portion thereof is or may be validly copyrighted or patented. By accepting this License, You are only granted limited license rights to use the HIS Products. You agree to treat the HIS Products as HIS' proprietary information. You will take all reasonable steps to protect the HIS products from disclosure to any third party.

4. LIMITED USE. You may use the Programs only on and in conjunction with the designated computer and the designated location noted on the applicable purchase order. If You desire to use the Programs on an additional or a different computer, or at another location, You must first obtain the written consent of HIS, and pay the then current HIS transfer and/or upgrade charges.

    The HIS Products may only be used to process data which is the property of the Licensee.

    You agree not to copy the HIS products, in whole or in part, except for the initial installation, and for backup purposes, unless HIS consents in writing. In total no more than two (2) copies may be generated by You for the authorized purposes, unless given written consent by HIS. You agree not to modify, obscure, or delete any proprietary rights notices included in or on the programs, Documentation, or Media, and You agree to include all such notices on all copies.

    You may not modify the HIS products or merge the HIS products into any other computer programs. You may not reverse assemble or decompile the programs, in whole or in part.

5. LIMITED WARRANTY. HIS warrants that it has the authority to grant this License to You.

    THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. LIMITATION OF LIABILITY. HIS shall not be liable to You or any other party for any amount in excess of the license fee paid by You for any direct damages. In no case is HIS responsible for any indirect, incidental, or consequential damages, such as, but not limited to, loss of anticipated profits or benefits.

    HIS agrees to defend and hold You harmless from and against any claim or action by third party that the HIS Products as delivered by HIS infringe any proprietary right of such third party, provided that (a) HIS is promptly notified of such matter and is permitted to defend and is responsible for the settlement, and (b) You have not used the HIS Products in contravention of this License or the Documentation.

7. SUPPORT AND UPDATES. For a period three hundred and sixty (360) days from the delivery date of the Programs to You, HIS will provide extended software support ("ESS"). Unless otherwise notified by HIS, ESS will consist of (a) telephone hotline support, (b) Program error corrections, and (c) Updates, except enhancements which are separately offered by HIS. ESS will automatically renew at HIS' then current rates and terms for an annual period, unless no less than thirty (30) days written notice of nonrenewal is given by either party prior to the expiration of the applicable period.

    HIS' sole obligation under this section shall be either to correct the Programs, or, at HIS' option, to refund the license fee upon return of the HIS Products.

8. GOVERNING LAW. This Agreement is to be governed by and interpreted in accordance with the laws of Switzerland.

    If  any  provision  of  this   Agreement   shall  be  declared   invalid  or
    unenforceable, such provision shall be deemed to be deleted, and it shall not affect the validity of any other term or provision of this Agreement.

9. TERMS OF PAYMENT. All license fees will be due net 30 days from date of the receipt of an invoice. You agree to be responsible for and to pay any sales, use, VAT, excise, withholding or any other taxes that may be imposed, based on the use of the Products. Licensee agrees to make direct payments of such taxes or reimburse HIS for payments it makes on behalf of Licensee.

10. WHOLE AGREEMENT. This Agreement is the complete and exclusive statement of the Agreement between us; and supersedes any proposed or prior agreement, oral or written, and any other communications between us relating to this specific granted license and the related obligations; and may be modified or supplemented only by a document signed by both parties to this Agreement.

11. SPECIAL TERMS. HIS will deliver the Source Code of Products to You free of charge in case of bankruptcy, insolvency, or discontinuance of Product support.

    You agree that in such case You will only use the Source Code for Yourself to provide You with adjustment and maintenance capabilities.


HIS SOFTWARE AG                    CUSTOMER:


Signature(s):                      Signature(s):

Name:                              Name:


Title:                             Title:


Date:                              Date:

HIS  Software AG

LICENSE CONTRACT NO:
--------------------

This license Contract is closed between HIS Software, AG, Binzstrasse 7, CH-8045 Zurich, Switzerland, and

Kunde:


Address:



Type of Contract:        Designation:
-----------------        ------------


Licensed          Producer          Number of       License-         Annual
Products                              Users          Fee            ESS Fee

a

b

c

d


         Location         CPU/Cluster        Delivery        Acceptance
                              Type             Date           Deadline

a

b

c

d

HIS Software AG is bound to this offer until:

This  License  Contract,  including  the  "License  Agreement",   represent  all
agreements between HIS Software AG and the Customer. The Customer declares to have read the "License Agreement" and to positively agree with its validity.

HIS SOFTWARE AG                    CUSTOMER:



Signature(s):                      Signature(s):
------------------------------------------------------------------------

Name:                              Name:
------------------------------------------------------------------------


Title:                             Title:
------------------------------------------------------------------------


Date:                              Date:
------------------------------------------------------------------------